INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.
                         1597 Cole Boulevard, Suite 300B
                                Golden, CO 80401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To be held September 2, 1999 at 9:30 a.m.


TO THE SHAREHOLDERS OF INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC. will be held at 9:30 a.m. on the 2nd day of September at the Crystal Inn, 3300 N. Ouray Street, Aurora, CO 80011 (the southwest corner of the intersection of Interstate 70 and Airport Boulevard), for the following purposes:

     1. To elect a board of six directors to serve for the ensuing year.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 30, 1999 are entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     Shareholders are cordially invited to attend the meeting. Please specify your choices on the enclosed Proxy, then date, sign, and return it in the enclosed envelope. If you attend the meeting, you may revoke the Proxy and vote your shares in person.

     A copy of the 1998 Annual Report to Shareholders is enclosed.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     By:  /s/  Frederick G. Beisser
                                          --------------------------------------
                                          Frederick G. Beisser, Secretary
Dated: August 4, 1999

                 INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC.
                                 PROXY STATEMENT


                         Annual Meeting of Shareholders
                                September 2, 1999

                               GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of INTEGRATED SPATIAL INFORMATION SOLUTIONS, INC. (the "Company"), a Colorado corporation, by order of its Board of Directors, in connection with the solicitation of Proxies for the Annual Meeting of Shareholders of the Company. The meeting will be held at 9:30 a.m. on the 2nd day of September, 1999 at the Crystal Inn, 3300 N. Ouray Street (southwest corner of the intersection of Interstate 70 and Airport Boulevard), Aurora, CO 80011 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

THIS SOLICITATION IS MADE BY THE BOARD OF DIRECTORS OF THE COMPANY. It is expected that this Proxy Statement and form of proxy will first be sent to shareholders on or about August 5, 1999. This Proxy Statement is being mailed in conjunction with the mailing of the Annual Report. Solicitation expenses will be paid by the Company.

Receipt, Voting and Revocation of Proxies:

All Proxies that are properly executed and received at or before the meeting will be voted at the meeting. If a shareholder specifies how the Proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted for the election of the six nominees for directors named. Management knows of no other matters to come before the meeting. If any other matters are properly brought before the meeting, all Proxies will be voted in accordance with the judgment of the person or persons voting them.

Any Proxy may be revoked by a shareholder by any of the following: 1) a later dated and executed Proxy properly delivered to the Secretary of the Company before the Proxy has been voted; 2) a written notice of revocation delivered to Secretary of the Company before the close of business on the day before the meeting at the Company's Administrative Offices located at 1597 Cole Boulevard, Suite 300B, Golden, CO 80401; or 3) by appearing in person at the meeting and revoking the Proxy before the Proxy has been voted.


Record Date, Shares Outstanding, Voting Rights:

Only shareholders of record at the close of business on July 30, 1999 will be entitled to vote at the meeting. As of that date there were issued and outstanding 12,707,882 shares of Common Stock, no par value. Each share is entitled to one vote on all matters submitted to the shareholders. The shareholders do not have cumulative voting rights in the election of directors.

One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any shareholder's meeting. A simple majority vote of the shares represented at the meeting and entitled to vote is necessary to approve any such matters. Votes will be counted by the Company's transfer agent, American Securities Transfer, Inc. Abstentions and broker non-votes are included in determining the presence or absence of a quorum, but not considered votes in favor of items of business.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Percentages of shares held by officers and directors of the Company, as well as those parties owning more than five (5) percent of the Company's common stock, as of the date of this proxy statement, are as follows:

Security ownership of certain beneficial owners:

Based on a review of Rule 13d-1 filings under the Exchange Act, the Company there is one party other than management owning more than five percent of the common stock of the Company.

Security ownership of certain beneficial owners:

----------------------------------------------------------------------------------------------------------

         Title of          Name of Beneficial                  Amount & Nature of                Percent
          Class            Owner                            Beneficial Ownership 1              of Class

----------------------------------------------------------------------------------------------------------

         Common   Ausost Anstalt Schaan                       1,318,792 Sole                       10.4
                  Landstrasse 163                             dispositive power
                  7440 Fuerstentum Liechtenstein

         1. Ausost Anstalt Schaan ("Ausost") is the beneficial owner of 300 shares of the Company's convertible preferred stock and is required under Rule 13d-1 to report the quantity of the underlying common stock into which the convertible preferred stock would convert were Ausost to take such action. As of the date of this Proxy Statement, Ausost has verbally advised the Company that common stock actually in its possession is less than 9.9 percent of the outstanding shares of the Company's common stock.





Security ownership of management:

----------------------------------------------------------------------------------------------------------------

  Title of          Name of Beneficial                               Amount & Nature of                 Percent
   Class            Owner 1                                         Beneficial Ownership 2              of Class

----------------------------------------------------------------------------------------------------------------
  Common            Jeanne M. Anderson                                    189,000                          1.5
                    Director                                         Sole voting power

  Common            John C. Antenucci                                   1,615,579                         11.3
                    President and Director                           Sole voting power

  Common            Stephen Carreker, Director 3                          501,970                          3.8
                                                                     Sole voting power

  Common            Frederick G. Beisser                                  240,004                          1.9
                    Chief Financial Officer, Secretary               Sole Voting power
                    Treasurer, and Director

  Common            Raymund E. O'Mara                                     12,500                            @
                    Director

  Common            Gary S. Murray                                        775,596                           5.7
                    Chairman and Director                            Sole voting power

  Common            J. Gary Reed                                          282,711                           2.2
                    Director

  Common            Robin Vail                                            225,682                           1.7
                    Chief Financial Officer                          Sole voting power

                    All Directors and Officers
                    as a group (8 persons)                               3,843,042                          23.2%

 NOTES: @ The number of shares constitutes less than one percent of outstanding shares.

                                        2


              1. The address for each of the directors of the company is "In Care Of Integrated Spatial Information Solutions, Inc., 1597 Cole Boulevard, Suite 300B, Golden, CO 80401.
              2. The number of shares beneficially owned includes 1,493,478 shares that may be acquired within 60 days pursuant to stock options held by Officers and Directors of the Company. Such shares and management personnel holding them are: Ms.
                  Anderson, 75,000; Mr. Antenucci, 422,704 Mr. Carreker, 495,653; Mr. Beisser, 219,604 shares; Mr. O'Mara, 12,500 shares; Mr. Murray, 58,750; Mr. Reed, 281,768 and Mr. Vail, 211,482 shares.
              3. The totals do not include certain performance based stock options for Mr. Carreker that are a matter of dispute between Mr. Carreker and the Company (See "Dispute with Former Executive" below)

Possible Change in Control. As previously reported in August 1998 the Company sold Convertible Preferred Stock in a private offering. The conversion of the presently outstanding Convertible Preferred Stock will result in the issuance of Common Stock at discounts from future market prices, which could result in substantial dilution to existing holders of Common Stock. Holders of the Preferred Shares are prohibited from converting their shares into Common Stock in a number that would cause any individual holder to own more than 9.9% of the then outstanding shares of Common Stock. However, the conversion of all of the Preferred Stock over time, and following successive conversions of Preferred Stock, and associated sales of Common Stock, could nonetheless result in the issuance of a number of shares exceeding 20% of the outstanding Common Stock as of the end of FY 1998, and could conceivably cause a change of control in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transaction. Mr. Antenucci is a minority partner in the organization that owns the facilities leased by PlanGraphics, Inc. in Frankfort, Kentucky, at an annual lease cost of approximately $327,000 per year for 20,500 square feet. The lease, which exceeds average fair market values in Frankfort, Kentucky by approximately 20 percent was originally entered into by the Company's subsidiary, PlanGraphics, Inc., in 1995 prior to its acquisition by the Company. At the time the lease was entered into the lease rate exceeded the fair market value for similar facilities in the area, but was considered to be in the best interests of PlanGraphics, Inc. by its Board of Directors.

Related party agreement. Mr. Murray is the principal owner and executive officer of HumanVision LLC, an organization that entered into a consulting agreement with the Company on July 6, 1999. The agreement ends upon the earlier of June 30, 2001; the date upon which Mr. Murray is not elected as a Director or is removed as a Director; and the date upon which he does not own more than 50% of the voting power of HumanVision. Under the agreement, HumanVision will provide certain services related to developing and implementing actions to increase shareholder value through articulation of a vision for the Company, identifying and reviewing merger and acquisition candidates, obtaining capital (debt or equity) to finance mergers and acquisitions, and recruiting and evaluating candidates for senior executive and director position. Compensation for these services consists of performance options in two quantities of 322,581 each to acquire common stock of the Company at an exercise fee of $0.31 per share if the market capitalization of the Company exceeds $30 million for the first quantity and $60 million for the second quantity for 20 of 30 consecutive business days at any time prior to June 30, 2002. The Company will issue each performance option granted within 30 days of the date the respective performance goal is achieved and the option will be exercisable for a period of three years from the date of issue. The Company is obligated to register the public sale of the underlying common stock as soon as practicable after the options become exercisable. The agreement also provides for a success fee of 1.5% of the transaction value in the event the Company successfully completes a merger with or into another entity or completes any acquisition of stock or assets during the term of the agreement. The fee, which applies only to those activities outside the normal course of business and only to entities other than existing subsidiaries of the Company, is to be paid in the currency of the applicable transaction for which it is earned.

DISPUTE WITH FORMER EXECUTIVE

On July 1, 1999 the Board of Directors terminated Mr. Carreker as Chairman and Chief Executive Officer under the provisions of his employment agreement allowing termination for cause. As previously reported on Form 8-K, dated July 1, 1999, the Company subsequently filed a civil action against Mr. Carreker. The Company's complaint, filed on July 2, 1999, in the District Court of Denver,

Colorado, alleges that Mr. Carreker made false statement to, and concealed information from, the Board of Directors and other regarding the Company's operations. The Company seeks compensatory and punitive damages in unspecified amounts as well as pre- and post-judgement interest and award of legal cost, expense and attorneys' fees. Through his attorney, Mr. Carreker has asserted that he is entitled to severance compensation, bonus payment, and has rights to stock options for both vested and non-vested performance stock option grants as if he were terminated for reasons other than death, disability, cause, voluntary resignation or expiration of the term of his agreement. Mr. Carreker has filed a demand for arbitration pursuant to his employment contract with the American Arbitration Association. The Company intends to vigorously contest all claims asserted Mr. Carreker, including claims regarding the alleged rights to performance related stock option grants for which performance goals were not met. Nothing in this Proxy Statement should be construed to limit or otherwise affect the Company's claims against Mr. Carreker, including claims with respect to his entitlement to certain equity grants and alleged bonus payments.

                          MATTERS FOR SHAREHOLDER VOTE

                            1. ELECTION OF DIRECTORS

The Board of Directors recommends election of the following six nominees as Directors, Jeanne M. Anderson, John C. Antenucci, Frederick G. Beisser, Raymund
E. O' Mara, Gary S. Murray and J. Gary Reed, listed below. Directors hold office until the next Annual Meeting of Shareholders (tentatively scheduled for June 2, 2000), or until their successors are elected and qualified or until their earlier death, resignation or removal. The Articles of Incorporation, as amended, provide for a Board of Directors. At present, the number of Directors of the Company has been set at seven by the Company's Board of Directors. Six members of the present Board of Directors have been nominated for reelection. The Board of Directors anticipates filling the vacancy for the seventh Board member during the ensuing year. The election of directors requires the affirmative vote of a majority of all shares represented at the annual meeting and entitled to vote in person or by Proxy. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

                Incumbent Nominee Directors and Current Officers

 Name                        Age    Position
 ----                        ---    --------

 Jeanne M. Anderson          47     Director

 John C. Antenucci           53     Vice Chairman, President, Acting CEO and
                                    Director

 Frederick G. Beisser        56     Vice President - Finance and Administration,
                                    Secretary,Treasurer and Director

 Raymund E. O'Mara           56     Director

 Gary S. Murray              47     Chairman and Director

 J. Gary Reed                50     Director and Chief Operating Officer,
                                    PlanGraphics, Inc.

 Robert ("Robin") S. Vail    52     Chief Financial Officer

                               Incumbent Director

 Stephen Carreker            48     Director (Term ends September 2, 1999)

The Board of Directors met 9 times during Fiscal Year 1998. Each of the Company's then incumbent Directors attended (either in person or by telephone) at least 75% of the aggregate number of meetings of the Board of Directors held during fiscal year 1998. During fiscal year 1998 the Board established two committees, audit and compensation, the present members of which are Mr. Murray and Mr. O'Mara. The compensation committee met twice during the fiscal year the members attended at least 75% of the aggregate number of meetings held during that time period by the respective Committee(s) of which such Director was a member.

Biographical Sketch of Director Nominees and Incumbent Executive Officers

Ms. Jeanne M. Anderson, retired, is a former President and CEO of the Company. She served as President and Chief Executive Officer from October 1, 1991 through December 31, 1996. She was Chairman of the Board of Directors from January 1, 1997 through October 2, 1997 and has been a Director of the Company continuously since 1987.

Mr. John C. Antenucci, President, was appointed a director on November 3, 1997. He is the founder of, and has been president and CEO of PlanGraphics, Inc. since 1979. He is a former president of AM/FM International, a professional association for utility industry users of GIS. He is also a former member of the National Academy of Sciences Advisory Committee for Mapping Sciences, an advisor to Ohio State University's Center for Mapping and editor of a leading textbook on geographic information systems. Mr. Antenucci holds an MS in Civil Engineering/Water Resources from Catholic University of America in Washington, DC and a Bachelor of Civil Engineering from the same institution.

Mr. Frederick G. Beisser, Vice President - Finance and Administration, joined the Company as Chief Financial Officer in July 1990 and was promoted to his present position on March 28, 1997. He was appointed to the Board of Directors in March 1991, at which time he became Treasurer and was appointed Secretary on October 1, 1991. Mr. Beisser is a Colorado Certified Public Accountant. Previously he headed Budget & Cost Analysis for the Air Force Accounting & Finance Center in Denver, Colorado, from 1985 to 1989. He held Air Force budget management positions in Europe, and controller and accounting positions with the Air Force in the United States and abroad. Retired with the rank of Major in 1989, he holds a Ph.D. from American International University in Canoga Park, California, an MBA from Golden Gate University in San Francisco and a BS in Business Administration from the University of Southern Colorado at Pueblo, Colorado. In addition he has a diploma from the Air War College. Mr. Beisser is also a member of the Board of Directors of Wastemasters, Inc. of Atlanta, Georgia.

Mr. Raymund E. O'Mara was appointed a director on November 3, 1997. He is a principal with Booz Allen & Hamilton, consultants since 1996. Prior to joining Booz Allen & Hamilton Mr. O' Mara was vice president of Mason and Hanger Company, Lexington, Kentucky from 1994 to 1996. Mr. O'Mara retired from the United States Air Force in 1994 with the rank of major general; from 1993 until his retirement he was Director, Defense Mapping Agency, Bethesda, Maryland and prior to that was Vice Commander in Chief, Atlantic Command, Norfolk, Virginia for two years. Mr. O'Mara holds a Master of Arts from State University of New York at Plattsburgh, NY and BS in Electrical Engineering from the New Jersey Institute of Technology at Newark.

Mr. Gary S. Murray, Chairman, was appointed a director of the Company on June 26, 1998. He was appointed Chairman of the Board of Directors on July 6, 1999. Mr. Murray is the founder and president of Human Vision LLC, Greenbelt, MD an advisory and investment firm. He is also a founder and a principal of Timebridge Technologies (Lanham, MD), an e'commerce firm specializing in database and network services. Mr. Murray was founder, chairman and president of systems integrator Sylvest Management Systems (Lanham, MD) until its acquisition by Federal Data Corporation in June 1997. He holds a BBA from Howard University, Washington, DC and is a Certified Public Accountant.

Mr. J. Gary Reed, Chief Operating Officer of PlanGraphics, Inc. was appointed a director on November 3, 1997. He has been employed with PlanGraphics in several capacities since 1995. Prior to joining them he held several executive positions during a 21-year career with Geonex Corporation and was named President of the corporation in 1994. Mr. Reed holds an MBA from the Keller Graduate School of Management in Chicago and a BS in Biology from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

Mr. Robert ("Robin") S. Vail, became Chief Financial Officer of the Company on March 18, 1998. A certified public accountant, he was previously Director of Operations for Price Waterhouse in Houston, TX from 1990 until joining the Company. Prior to that he was a mergers and acquisitions consultant and has held positions as chief financial officer, CPA firm partner, vice president--finance & administration. Mr. Vail holds a Master of Accountancy from Florida State University and a Bachelor of Business Administration from the University of Georgia.

All directors hold office until the earlier of the next annual meeting of shareholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Incumbent Director and Former Executive Officer:

Mr. Stephen Carreker, Former Chairman and CEO, became a director of the Company on December 12, 1995. He was Director of Strategic Planning until he became President and Chief Executive Officer effective January 1, 1997. On October 2, 1997 he became Chairman and CEO. Prior to joining the Company he was manager of the geographic information systems department of IDS/IBM Manama, Bahrain; was Vice President, Geonex Corporation, Inc., and GIS Project Manager for Gwinnet County, Georgia. Mr. Carreker has over 20 years of domestic and international GIS experience. He holds a Bachelor of Landscape Architecture from the University of Georgia and was a Georgia-licensed landscape architect. The employment status as Chairman and Chief Executive Officer of Mr. Carreker was terminated by the Company in July 1999. He remains a director until his term expires at the forthcoming shareholders' meeting. See also "Dispute with Former Executive", above.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3, 4 and 5 submitted to the Company during and with respect to its most recent fiscal year, the Company believes that all directors, officers and any beneficial owner of more than 10 percent of its registered shares are in compliance with Section 16(a) of the Exchange Act.

Compensation of Directors and Officers

The following table sets forth information concerning the cash compensation paid and accrued by the Company for services rendered during the fiscal years ending September 30, 1998, 1997 and 1996 to the CEO and other executive officers of the Company who had aggregate compensation exceeding $100,000. Ms. Anderson was President and CEO through December 31, 1996 when Mr. Carreker became President and CEO on January 1, 1997. On November 3, 1997 the position of president was assumed by Mr. Antenucci while Mr. Carreker remained CEO and became Chairman of the Board of Directors. Eight days of compensation was paid to Mr. Antenucci as an employee of the Company during fiscal year 1997 subsequent to the acquisition of PlanGraphics, Inc. although the table, below, reflects his entire compensation during that year. Mr. Carreker's service as Chairman and CEO was terminated on July 1, 1999 (see also "Dispute with Former Executive", above).


                                                  SUMMARY COMPENSATION TABLE

                                                                 Long Term Compensation
                  Annual Compensation                            Awards
-----------------------------------------------------------      ----------------------------------------------

  Name and                                     Other                      Stock             All Other
  Principal                                    Annual Comp-               Options           Compen-
  Position        Year     Salary ($)          ensation                     (#)             sation ($)
 ----------       ----     ----------          ----------                 -------           ----------

FORMER OFFICERS
Jeanne M.         1998     $        -          $         -                      -            $      -
Anderson          1997         48,317               58,000 #              111,000                 435 @
Former Pres-      1996        116,018                    -                      -               1,740 @
Ident & CEO

Stephen           1998     $  175,000                    -                327,655 +                 -
Carreker          1997        106,958                    -                660,622                   -
Former Chair-
man & CEO

CURRENT OFFICER

John C.           1998     $  175,000                    -                260,853 +             2,188 @
Antenucci         1997     $  114,500               20,407 *              531,851               2,361 @
President &
Acting CEO

                                                         6

     # Amount of $58,000 Other Annual Compensation represents severance payment in connection with Ms. Anderson's resignation as President and CEO.
     + Quantity of Stock Options granted during fiscal year 1998 for Carreker and Antenucci represents the quantity of antidilution stock options accrued during the year pursuant to Employment Agreements (the Board of Directors and the employees have since agreed to annul this provision for periods subsequent to June 30, 1998) at prices ranging from $1.125 to $2.125 per share. These antidilution options are prorated between immediately vesting options and performance based options.
     * Amount of Other Annual Compensation represents payment of certain deferred compensation accrued in prior fiscal years for Mr. Antenucci.
     @ Amounts of All Other Compensation represents the Company's employer contribution to 401K Retirement Savings Accounts.


A total of 30,000 stock options were issued to officers of the Company under the 1991 Stock Option Plan during fiscal year 1997. None were granted in fiscal years 1996 or in 1998. In addition, the Company granted incentive stock options in connection with officers' employment agreements amounting to 1,490,000 options, 61,000 to a director during FY 1997 and 360,000 stock options to a new officer pursuant to his employment agreement in FY 1998. As a result of antidilution provisions in employment agreements, 380,657 additional options accrued to officers of the Company during FY 1997 and 877,543 during FY 1998, which were prorated between immediately vested options and performance based options according to their employment agreements.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                  Number of           % of Total
                  Securities          Options/SARs
                  Underlying          Granted to
                  Options/SARs        Employees In          Exercise or Base       Expiration
Name              Granted             Fiscal Year           Price ($/Sh)              Date
---------------------------------------------------------------------------------------------
FORMER OFFICER

Stephen             115,581               8.9                   1.750              Dec 30, 2001
Carreker            145,889              11.2                   2.125              Mar 30, 2002
                     66,185               5.1                   1.250              Jun 30, 2002

CURRENT OFFICER

John C.              91,897               7.1                   1.750              Dec 30, 2001
Antenucci           115,994               9.0                   2.125              Mar 30, 2002
                     52,962               4.1                   1.250              Jun 30, 2002


       The Company did not make new grants of stock options to the named officers of the Company during fiscal year 1998. Fiscal year 1997 grants to Messrs. Carreker and Antenucci in connection with their employment agreements consisted of fully vested options of 200,000 and 300,000 shares, respectively, which are immediately exercisable, and performance options of 180,000 and 225,000, respectively, for which attainment of certain management goals vests 35%, 35%, and 30% for each of the ensuing three fiscal years at which time they become exercisable. During the same fiscal year they accrued antidilution options of 280,622 and 6,851, respectively, which are prorated between immediately vested options and performance based options.

       The Company granted antidilution options in the aggregate to Messrs. Carreker and Antenucci of 327,655 and 280,853, respectively as of fiscal year-end related to employment agreement options noted above. The options are either fully vested or subject to performance vesting in proportion to the allocation of vested /performance shares in their original employment agreement option grant.


                       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                         Number of                 Value of Unexercised
                                                         Unexercised               In-The-Money
                                                         Stock Options             Stock Options
                                                         at FY-End (#)             at FY-End ($)

                  Shares acquired   Value                Exercisable/              Exercisable/
Name              on Exercise (#)   Realized ($)         Unexercisable             Unexercisable
---------         ---------------   ----------------     -------------             -------------

FORMER OFFICERS

Jeanne M.
Anderson
Former Presi-              -                 -            75,000/61,000 1            $     -/-
dent & CEO

Stephen
Carreker
Chairman & CEO         5,000          8,362.50          526,998/486,279              $     -/-


CURRENT OFFICER

John C.
Antenucci, Vice
Chairman & President       -                 -          452,966/340,038              $     -/-

      1. Options for 75,000 shares were granted on April 19, 1995 under the 1991 Plan at $.71875 and a grant of 61,000 shares in connection with the termination of employment was made on January 15, 1997 at a price of $1.135. Both grants were at fair market value; no options have been exercised to date.

       2. Mr. Carreker was granted options for 30,000 shares of common stock under the Company's 1991 Stock Option plan on January 2, 1997 at a price of $1.125 of which 5,000 have been exercised. In connection with his employment agreement he received fully vested stock options for 200,000 shares of the Company's common stock awarded effective January 7, 1997. In addition Mr. Carreker is entitled to 608,277 antidilution options related to his employment agreement which are prorated between vested and performance options.

       3. Mr. Antenucci received fully vested stock options for 300,000 of common stock at a price of $1.75 in connection with his employment agreement on September 22, 1997. In addition, Mr. Antenucci is entitled to 268,004 antidilution options related to his employment agreement which are prorated between vested and performance options.

The Company does not have a long term incentive plan or a defined benefit or actuarial form of pension plan.

Employment Agreements.

Messrs. Carreker, Antenucci and Vail entered into three-year employment agreements effective January 2, 1997, September 22, 1997, and March 18, 1998, respectively, at salaries of $175,000 (Carreker and Antenucci) and $120,000
(Vail) per year with provisions for bonuses of up to 21% of base salary if certain goals are achieved. The Compensation Committee adjusted the salaries downward by 10 percent as of the beginning of Fiscal Year 1998 to $157,500 for Mssrs. Carreker and Antenucci and to $108,000 for Mr. Vail. Subsequently the salaries were again adjusted downward by 10% for Mr. Carreker and by $1.00 for Mssrs Antenucci and Vail.

Upon execution of their employment agreements, the executives received fully vested stock options for 200,000 shares for Mr. Carreker, 300,000 for Mr. Antenucci, and 200,000 for Mr. Vail with performance options for 180,000,

225,000, and 160,000 shares respectively, which vest upon attainment of certain performance goals. In addition, Mr. Antenucci received a one-time advance payment of $50,000 of his FY 1998 salary for entering into the agreement. The employment agreements renew automatically for a term of three years if the Company does not terminate the agreements by December 31, 1999 (Carreker), June 30, 2000 (Antenucci) or December 31, 2000 (Vail), unless earlier terminated under the terms of the Agreement. Messrs. Carreker, Antenucci and Vail are entitled to continued base compensation for three years following date of termination if not for death, disability, cause, voluntary resignation other than constructive termination or the expiration of the agreement's term; if termination is for one of these reasons then all benefits including salary are continued for 18 months for Carreker and Antenucci and no benefits for Vail. Mr. Antenucci is entitled to a three year consulting period at one half of average annual salary for the immediately preceding 36 month period should he exercise his option to terminate his employment voluntarily after June 30, 2000.

On July 1, 1999 the Board of Directors terminated Mr. Carreker as Chairman and Chief Executive Officer and imposed a general salary reduction on all officers of the Company; as a result Mr. Carreker's compensation was reduced to $141,750 and a reduction of $1.00 was applied to Mssrs. Antenucci and Vail. (See also "Dispute with Former Executive", above).

Agreement with Mr. Murray. Effective July 6, 1999 the Company entered into an Agreement for Services with Mr. Murray wherein he is retained as the Chairman of the Board of Directors. The term of the Agreement begins July 1, 1999 and ends the earlier of June 30, 2001 or the date upon which he is not elected as a Director or is removed as a Director. Annual base compensation for Mr. Murray is set at $50,000, payable in equal monthly installments of the Company's common stock priced at the average price for the five business days preceding the date of the Agreement, or $0.2906, and options to purchase 175,000 shares per annum of the Company's common stock at $0.31 per share vesting in quarterly installments and exercisable for three years from the date of the Agreement. In addition, Mr. Murray received incentive options to acquire 688,235 shares of the Company's common stock fully vested and immediately exercisable at an exercise price of $0.2906 per share. The Company has agreed to file a registration statement with the Securities and Exchange Commission as soon as practicable to register the public sale of the common stock underlying the options granted under the Agreement. The rights and duties under the Agreement are not assignable, except that Mr. Murray may assign options issuable to an entity of which he owns more than 50% of the voting power and such entity which has received the options may assign them to Mr. Murray.

Director Compensation.

Directors who are employees of the Company do not receive any additional compensation above their full time employment compensation. Nonemployee directors receive reimbursement of expenses incurred in carrying out their duties. During the fiscal year the Company instituted a standardized compensation program for nonemployee directors whereby the non employee director receives stock options on the date of election to the Board of Directors to purchase 10,000 shares of the Company's common stock at the market price on that date. Such options vest quarterly provided that the grantee has attended 75 percent or more of the scheduled board meetings. In addition each director is entitled to reimbursement of expenses incurred on behalf of the Company and nonemployee directors receive $1,000 for each scheduled Board meeting attended in person and $250 for each scheduled board meeting attended via conference call. Meetings of committees of the Board of Directors are compensated at $250 per meeting attended in person or via conference call. One nonemployee director, Ms. Anderson, is compensated at a rate of $850 per month pursuant to a written separation agreement of January 15, 1997. During fiscal year 1998 Ms. Anderson received $10,200 in fees for her services as a director. During fiscal year 1998 the Company paid Mr. O'Mara $2,670 in fees and expenses for duties as an outside director; Mr. Murray did not receive any such payment during fiscal year 1998. Both Mr. O'Mara and Mr. Murray were awarded options to purchase 10,000 shares each of the Company's common stock at a price of $1.25 per share, the closing price on June 26, 1998, the date of grant.



                                2. OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. If any other matters properly come before the meeting, it is the intention of the Board of Directors to vote pursuant to the Proxies in accordance with their judgment in such matters.

                                  OTHER MATTERS

The firm of BDO Seidman, LLP, Certified Public Accountants, audited the financial statements of the Company for the period ended September 30, 1997, and has been selected to serve in such capacity for the current fiscal year. They will also provide such other services as may be necessary. A representative of BDO Seidman LLP is expected to be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Proposals by Shareholders of the Company to be presented at the Annual Meeting of Shareholders to be held for its fiscal year ended 1999, must be received by the Board of Directors of the Company at the Company's new address, 1597 Cole Boulevard, Suite 300B, Golden, Co 80401, no later than December 31, 1999 to be considered for inclusion in the Company's proxy statement and proxy for that meeting.


                                           BY ORDER OF THE BOARD OF DIRECTORS




                                           By:  /s/  Frederick G. Beisser
                                                --------------------------------
                                                Frederick G. Beisser, Secretary
Golden, Colorado
August 4, 1999

         SAMPLE PROXY FOR Integrated Spatial Information Solutions, Inc



                              (FRONT SIDE OF PROXY)

                 Integrated Spatial Information Solutions, Inc.
                         1597 Cole Boulevard, Suite 300B
                                Golden, CO 80401


The undersigned acknowledges receipt of the Notice and Proxy Statement dated Aug 4, 1999, and hereby appoints the Board of Directors of Integrated Spatial Information Solutions, Inc. with full power of substitution to represent the undersigned and to vote all shares of the Common Stock of Integrated Spatial Information Solutions, Inc., which the undersigned is entitled to vote, as indicated on this Proxy at the Meeting of Shareholders of Integrated Spatial Information Solutions, Inc. to be held on the second day of September 1999, at the Crystal Inn, 3300 N. Ouray Street, Aurora, CO, 80011 and any adjournment thereof.


1. ELECTION OF DIRECTORS:  [ ] FOR all nominees listed below (except            [ ] WITHHOLD AUTHORITY to vote
                               as indicated to the contrary below).                 for ALL nominees below:

         (INSTRUCTION: To withhold authority to vote for any individual nominee, mark through the nominee's name.)


    Jeanne M. Anderson  John C. Antenucci  Frederick G. Beisser  Gary S. Murray  Raymund E. O'Mara  J. Gary Reed



2. The Proxy is authorized to vote in their discretion upon such other business as may properly come before the meeting.


                               (BACKSIDE OF PROXY)


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. This Proxy, when properly executed, will be voted in accordance with the specifications indicated by the stockholder. If no indication is made, it will be voted FOR the election of the nominees for directors listed above, and in the discretion of the Proxy upon such other matters as may properly come before the meeting.

                                              Dated                       , 1999
                                                    ----------------------

                                              ----------------------------------
                                                         Signature

                                              ----------------------------------
                                                         Signature


                                             (Signature(s)   should   correspond
                                             exactly with the name in which your
                                             Certificate  is  issued as shown at
                                             the left. Executors,  conservators,
                                             trustees,  etc., should so indicate
                                             when   signing.   Return   in   the
                                             enclosed envelope.)


I [ ] DO plan to attend the meeting. I [ ] DO NOT plan to attend.